Exhibit 99.3

July 28, 2010

AMN Announces Plan to Acquire Medfinders

Dear AMN Team Members:

As part of AMN Healthcare’s long-term growth strategy, which is focused on benefiting our shareholders, clients and team members, we have announced that AMN has signed a definitive agreement to acquire Nursefinders, Inc., (dba Medfinders) a leading national provider of clinical workforce managed services programs, nurse per diem staffing, and travel allied staffing. Through its multi-brand strategy, Medfinders also provides home healthcare, locum tenens, travel nursing, and physician search services.

This strategy provides for new sources of company revenue, differentiated value to our customers, as well as the ability to attract, develop and retain talented team members, while creating efficiencies in service delivery through a more capable and flexible infrastructure.

True to our long-term growth strategy, and this year’s goal to complete a strategic acquisition in 2010, this transaction enables us to provide all our constituents with a stronger value proposition —including you.

Here are transaction highlights and what it means to you:

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Bringing together the experience of both companies in managed services and healthcare staffing, coupled with Medfinders’ per diem and home healthcare solutions, and AMN Healthcare’s expertise in recruitment process outsourcing, substantially improves our ability to deliver an innovative total solution to our diverse client base.

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As an integrated company, we plan to continue to further career growth and development opportunities for team members as we build on our complementary businesses and expand our existing and new service offerings. This will be an opportunity for two leaders in healthcare staffing to come together to achieve additional sales and operating efficiencies, while enhancing and expanding our service offerings in a complementary and unified way.

What’s more, this acquisition will permit AMN to provide outsourced patient care delivery solutions that leverage our leadership and core capabilities in clinical staffing. Expanding into home healthcare represents an opportunity to capitalize on future growth in a fragmented and demographically fueled industry.

I believe, as do our board of directors and executive leadership, that the value, breadth and depth of services we can offer to our clients are unparalleled within the industry today.

Our plan is to provide you with updates between now and closing. Meanwhile, should you have specific questions, please send those to acquisitionquestions@amnhealthcare.com. We will post questions and answers regularly on AMN Connections.

To answer what we anticipate will be common questions regarding the acquisition we’ve compiled an FAQ that follows my message. Updates with your specific questions will be provided on an ongoing basis.

Between now and closing, it is crucial that we all focus on doing our jobs with no interruption in the quality of service we provide to our customers. Your continued hard work and dedication to business as usual is appreciated.

Susan

Susan Nowakowski

President & CEO

AMN Healthcare, Inc. (NYSE: AHS)

Direct: (858) 509-3545

Cell: (800) 282-0327

Fax: (877) 282-0384

Email: susan.nowakowski@amnhealthcare.com

TEAM MEMBER FREQUENTLY ASKED QUESTIONS

Q.	Why is AMN acquiring Medfinders?

A.	AMN admires the business relationships forged by Medfinders with healthcare clients and the expertise of its staff, which have created the company’s success. Medfinders has particular recognition as the nation’s leading healthcare management services provider and holds several of the top MSP contracts where our healthcare professionals would like to work. Further growth in the managed services, physician and allied markets as well as moving into home healthcare and per diem represents an opportunity to capitalize on future growth opportunities as the market rebounds.

Q.	How will the acquisition impact me? Will there be any changes with respect to pay or benefits as a result of the acquisition?

A.	At this time, you can best support the company by continuing to perform at your optimal level. In other words, we need to take care of our clients and healthcare professionals first. For now, everything is business as usual. There will be no immediate changes in pay or benefits. We will advise you as any decisions are made that would impact you.

Q.	When will the acquisition be completed?

A.	The transaction is expected to close during the third quarter, and is subject to customary closing conditions and regulatory approvals.

Q.	What happens if the transaction is not approved?

A.	Everyone involved is working diligently to obtain all required approvals and we believe the acquisition will be approved. We are committing significant resources to complete the transaction. If, however, it is not approved we will continue our already successful business and continue searching for other strategic acquisitions.

Q.	AMN and Medfinders may share some of the same clients and have shared the same healthcare professionals. Should we do anything differently with respect to clients and healthcare professionals between now and the closing of the transaction?

A.	No. By law, the companies remain two separate companies until the acquisition is closed. Conduct business as usual between now and closing. Talking points are being provided to all team members who interact with clients and healthcare professionals.

Q.	Will this acquisition change our relationship with clients, and if so, how?

A.	We expect to enhance client relationships as a result of this strategic acquisition. Like AMN, Medfinders has maintained close client relationships, even during this economic downturn. Additionally, because of the way both of our organizations work with our respective clients, we have earned their trust and support. Together, we will continue to focus on our customers and continuous improvement in serving their needs.

Q.	Will this acquisition change our relationship with our healthcare professionals and, if so, how?

A.	We expect this to be a positive change for healthcare professionals. Through one integrated company, we will be able to offer healthcare professionals a wide array of positions in multiple specialties, locations and settings. It will take some time before we are able to fully capitalize on these opportunities, but it is one of our top goals.

Q.	What will happen between now and when the acquisition is to be closed?

A.	Due diligence and integration planning is well underway so that we are fully prepared by closing. A dedicated team is working on the integration plan. Note, that we remain two separate companies until the acquisition is closed, so conduct business as usual between now and closing, and we will share information with you as it is available and relevant.

Q.	How will team members be apprised of key milestones between now and closing?

A.	We plan to provide weekly updates via email, Connections and/or voice mails. Should you have questions or concerns, please speak to your supervisor or submit your question to acquisitionanswers@amnhealthcare.com. We will update our FAQs and post the updates on Connections.

Susan Nowakowski

President & CEO

AMN Healthcare, Inc. (NYSE: AHS)

Direct: (858) 509-3545

Cell: (800) 282-0327

Fax: (877) 282-0384

Email: susan.nowakowski@amnhealthcare.com

Important Information

AMN Healthcare intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility of the preferred stock to be issued to Medfinders’ shareholders in the acquisition into shares of AMN Healthcare common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN Healthcare with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN Healthcare’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN Healthcare and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN Healthcare in connection with the Stockholder Approval. Information regarding AMN Healthcare’s directors and executive officers is included in AMN Healthcare’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.